UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-1222	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7280

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 5, 2006 (the “Closing Date”), Ducommun Incorporated (the “Company”) completed its acquisition of Miltec Corporation (“Miltec”) pursuant to a previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 22, 2005 by and between the Company, DT Acquisition Sub, Inc. (“Merger Sub”), Miltec and certain shareholders of Miltec. The acquisition was effected by the merger of Merger Sub, an indirect wholly-owned subsidiary of the Company, with and into Miltec, with Miltec continuing as the surviving corporation and an indirect wholly-owned subsidiary of the Company (the “Merger”). At the time the Merger became effective (the “Effective Time”), all of the issued and outstanding shares of common stock of Miltec were converted into the right to receive the purchase price which includes (i) an initial cash payment of $47,000,000, subject to reduction based on outstanding indebtedness at the Effective Time, (ii) a promissory note in the principal amount of $3,000,000, with interest accruing at a rate of 5% per annum, payable in three equal annual installments, and (iii) up to three contingent consideration payments in an aggregate amount not to exceed $3,000,000, determined annually based on Miltec’s net revenues during the first, second and third years following the Closing Date. The purchase price is subject to adjustment based on Miltec’s tangible net book value as of the Closing Date determined in accordance with generally accepted accounting principles, and the amount, if any, received by Miltec after the Closing Date for the refund of a tax deposit. Other than the Merger Agreement, there are no material relationships between Miltec and the Company or any of its affiliates and the purchase price consideration was determined by arms’ length negotiations between the parties.

On January 6, 2006, the Company issued a press release announcing that it had completed the merger.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 5, 2006 and January 6, 2006, the Company borrowed an aggregate of approximately $27,000,000 under its existing revolving credit agreement in connection with the Merger transaction. See Note 5 to Notes to Consolidated Financial Statements in the Company’s Form 10-Q for the period ended October 1, 2005, for a description of the credit agreement.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required by this item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the pro forma financial information required by this item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(c) Exhibits

2.1	Agreement and Plan of Merger, dated November 22, 2005, by and between Ducommun Incorporated, DT Acquisition Sub, Inc., Miltec Corporation and certain shareholders of Miltec Corporation.

99.1	Press Release dated January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: January 6, 2006	By:	/s/ James S. Heiser
(Signature)
	Name:	James S. Heiser
	Title:	Vice President, Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 22, 2005, by and between Ducommun Incorporated, DT Acquisition Sub, Inc., Miltec Corporation and certain shareholders of Miltec Corporation.

99.1	Press Release dated January 6, 2006.